Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 6, 2019 (except as to the 3rd paragraph of Note 1, as to which the date is March 29, 2019), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-230458) and related Prospectus of Pinterest, Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

San Francisco, CA

April 8, 2019